UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2012

TRANS1 INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Government Center Drive

Wilmington, North Carolina 28403

(Address of principal executive offices)

(Zip Code)

(910) 332-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On April 4, 2012, pursuant to a unanimous written consent of the Board of Directors (the “Board”) of TranS1 Inc., a Delaware corporation (the “Company”), and in accordance with the Bylaws of the Company, the Board appointed Jeffrey Fischgrund, M.D. to serve on the Board, effective as of April 4, 2012. There are no arrangements or understandings between Dr. Fischgrund and any other persons pursuant to which he was elected to serve on the Board.

Dr. Fischgrund, 51, is a board certified orthopaedic spine surgeon with over 20 years of experience. Dr. Fischgrund is a Professor of Orthopaedic Surgery at The Oakland University School of Medicine, at William Beaumont Hospital in Royal Oak, Michigan. He has extensive experience working with spinal implant companies and regulatory agencies in the design and implementation of clinical studies that demonstrate the safety and efficacy of spinal therapies. In addition, Dr. Fischgrund has served as the Editor in Chief of the Journal of the American Academy of Orthopaedic Surgeons since 2009, and has been the Spine Fellowship Director at Beaumont Hospital since 2008. Dr. Fischgrund is a graduate of George Washington University School of Medicine in Washington, D.C., completed an orthopaedic surgery residency at the University of Maryland Medical Center in Baltimore, Maryland, and completed a spine surgery fellowship at William Beaumont Hospital in Royal Oak, Michigan.

In connection with his appointment to the Board, Dr. Fischgrund shall receive compensation in accordance with the terms of the Company’s compensation policy for directors, which was disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2011. In accordance with this policy, on the date of his appointment, Dr. Fischgrund received an option to purchase 30,000 shares of the Company’s common stock, which shall vest over four years. In addition, at each annual meeting following the date of his appointment, which occurs at least six months following the date on which he is first appointed as a director, Dr. Fischgrund will automatically receive an option to purchase 10,000 shares of the Company’s common stock, which will be immediately vested and fully exercisable.

Dr. Fischgrund and the Company also entered into the Company’s standard form of directors’ indemnification agreement, as set forth in Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (Registration No. 333-144802), providing for indemnification and advancement of expenses to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Dr. Fischgrund’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by TranS1 Inc., dated April 5, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.

April 5, 2012	By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by TranS1 Inc., dated April 5, 2012.